EXHIBIT 21


                              LIST OF SUBSIDIARIES



                                                                                        PERCENTAGE VOTING
                                                               STATE OR JURISDICTION     SECURITIES OWNED
NAME                                                             OF INCORPORATION           BY PARENT
--------------------------------------------------------       ---------------------    -----------------
National Clearing Corp.                                               Utah                     100%
JB Oxford & Company                                                   Delaware                 100%
JB Oxford Insurance Services (inactive)                               California               100%
Ficorp, Inc. (inactive except for an office lease being
paid by the entity)                                                   Nevada                   100%
ISP Solutions, Inc. (inactive)                                        Nevada                   100%
Reynolds, Kendrick & Stratton, Inc, (inactive)                        California               100%
Prolyx Data Systems, Inc. (inactive)                                  California                90%


The subsidiaries listed above are subsidiaries owned by JB Oxford Holdings, Inc. with National Clearing Corp. and JB Oxford & Company being the significant subsidiaries of the Company.


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